As filed with the Securities and Exchange Commission on June 23, 1998.
                  File No. 811-8454


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                                                --
                           Amendment No. 6     /X/
                                               --
                           GLOBAL INVESTMENT PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                        50 California Street, 27th Floor
                         San Francisco, California 94111

                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 415-392-6181

                             Michael A. Silver, Esq.
                               INVESCO (NY), Inc.
                        50 California Street, 27th Floor
                         San Francisco, California 94111

                     (Name and Address of Agent for Service)

By this amendment to the registration statement on Form N-1A of Global Investment Portfolio, a New York common law trust, the Registrant hereby adopts the Notification of Registration and Registration Statement of such trust under the Investment Company Act of 1940.

                                EXPLANATORY NOTE


      This Amendment to the Registration Statement of Global Investment Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                           GLOBAL INVESTMENT PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This  registration   statement  of  Global  Investment  Portfolio  contains  the following documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Pages

      Exhibits

                                     PART A


      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 52 to the Registration Statement of AIM Investment Funds, Inc. ("AIM Investment Funds") (1940 Act File No. 811-5426), as filed with the Securities and Exchange Commission ("SEC") on May 29, 1998 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the joint prospectus of the AIM Global Theme Funds ("Feeder's Part A").

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.
------------------------------------------

      Global Investment Portfolio ("Master Portfolio") is a diversified, open-end management investment company which was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, Global Investment Portfolio acquired the assets and assumed the liabilities of Global Investment Portfolio, a New York common law trust.

      Beneficial interests in Master Portfolio are divided currently into four separate subtrusts or "series"--Global Financial Services Portfolio ("Financial Services Portfolio"), Global Infrastructure Portfolio ("Infrastructure Portfolio"), Global Resources Portfolio ("Resources Portfolio") and Global Consumer Products and Services Portfolio ("Consumer Products Portfolio") (individually, "Portfolio," collectively, "Portfolios") -- each having a distinct investment objective and distinct investment policies and limitations. The Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio commenced operations on May 31, 1994. The Consumer Products Portfolio commenced operations on December 30, 1994. Additional subtrusts to Master Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

      Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Each Portfolio is managed and administered by A I M Advisors, Inc. ("AIM") and is sub-advised and sub-administered by INVESCO (NY), Inc. (the
"Sub-adviser"). AIM and the Sub-adviser and their worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM and the

Sub-adviser are both indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

      Information  on  the  Portfolios'  investment  objectives,  the  kinds  of securities in which the Portfolios principally invest, other investment practices of the Portfolios and the risk factors associated with investments in the Portfolios are incorporated herein by reference from the sections entitled "Investment Objectives and Policies" and "Risk Factors" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT OF MASTER PORTFOLIO.
---------------------------------------

      A description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A. The following list identifies the specific sections of the Feeder's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

===============================================================================
Item 5(a)           Management
===============================================================================
Item 5(b)           Management--Investment Management and Administration
===============================================================================
Item 5(c)           Management
===============================================================================
Item 5(d)           Management
===============================================================================
Item 5(e)           Other Information--Transfer Agent
===============================================================================
Item 5(f)           Management; Prospectus Summary
===============================================================================
Item 5(g)           Management
===============================================================================


ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.
-------------------------------------------

      Master Portfolio is organized as a Delaware business trust. Under Master Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of Master
Portfolio. Master Portfolio currently has four series (i.e., the Portfolios). Master Portfolio reserves the right to create and issue additional series. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Under Delaware law, the AIM Global Financial Services Fund ("Financial Services Fund"), AIM Global Resources Fund ("Resources Fund"), AIM Global Infrastructure Fund, ("Infrastructure Fund"), AIM Global Consumer
Products and Services Fund ("Consumer Products Fund"), and other entities investing in the Portfolios enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in a Portfolio may be held liable for the Portfolio's obligations. However, Master Portfolio's Agreement and Declaration of Trust disclaims interestholder liability for acts or obligations of the Portfolios and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any interestholder held personally liable for the Portfolios' obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolios themselves would be unable to meet their obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

      As of the date of this Registration Statement, AIM Investment Funds owns a majority interest in each Portfolio. However, AIM Investment Funds has undertaken that, with respect to most matters on which a Portfolio seeks a vote of its interestholders, AIM Investment Funds will seek a vote of its shareholders and will vote its interest in the Portfolio in accordance with their instructions.

      Investments in a Portfolio have no preemptive or conversion rights. Master Portfolio is not required to hold annual meetings of investors but Master Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of Master Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of a Portfolio, investors would be entitled to share PRO RATA in that Portfolio's net assets available for distribution to investors.

      Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

      Under the current method of the Portfolios' operation they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of Master Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

      Investor inquiries may be directed to the Sub-adviser at the following address: 50 California Street, 27th Floor, San Francisco, CA 94111.

ITEM 7.  PURCHASE OF SECURITIES.
-------------------------------

      Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

      An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

      Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Calculation of Net Asset Value" in the Feeder's Part A.

      Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

ITEM 8.  REDEMPTION OR REPURCHASE.
---------------------------------

      An investor in a Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a reduction will be paid by a Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

ITEM 9.  PENDING LEGAL PROCEEDINGS.
----------------------------------

      Not applicable.

                           GLOBAL INVESTMENT PORTFOLIO

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the AIM Global Theme Funds ("Feeder's Part B").

ITEM 10.  COVER PAGE.
--------------------

      Not applicable.

ITEM 11.  TABLE OF CONTENTS.
---------------------------

                                                                            Page

      General Information and History.......................................B-1
      Investment Objectives and Policies....................................B-1
      Management of the Master Portfolio....................................B-2
      Control Persons and Principal Holders of Interests....................B-3
      Investment Advisory and Other Services................................B-3
      Brokerage Allocation and Other Practices..............................B-4
      Capital Stock and Other Securities....................................B-5
      Purchase, Redemption and Pricing of Securities........................B-6
      Tax Status............................................................B-7
      Underwriters..........................................................B-7
      Calculation of Performance Data.......................................B-7
      Financial Statements..................................................B-7

ITEM 12.  GENERAL INFORMATION AND HISTORY.
-----------------------------------------

      Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.
--------------------------------------------

      Part  A  contains  basic  information  about  the  investment  objectives, policies and limitations of Financial Services Portfolio, Infrastructure Portfolio, Resources Portfolio and Consumer Products Portfolio, each a subtrust or "series" of Master Portfolio. This Part B supplements the discussion in Part A of the investment objectives, policies and limitations of the Portfolios.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Objectives and Policies," "Options, Futures and Currency
Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 14.  MANAGEMENT OF MASTER PORTFOLIO.
----------------------------------------

      Information about the Trustees and officers of Master Portfolio, and their roles in management of the Portfolios and other AIM/Global Funds, is incorporated herein by reference from the section entitled "Directors and Executive Officers" in the Feeder's Part B.

      The Board of Trustees has a Nominating and Audit Committee, composed of Ms. Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for nominating persons to serve as Trustees, reviewing audits of Master Portfolio and its Portfolios and recommending firms to serve as independent auditors of Master Portfolio. Each of the Trustees and officers of Master Portfolio is also a Director and officer of AIM Investment Funds, Inc., GT Global Floating Rate Fund, Inc. (dba AIM Floating Rate Fund) and AIM Investment Portfolios, Inc. and a Trustee and officer of AIM Growth Series, AIM Eastern Europe Fund, AIM Series Trust, GT Global Variable Investment Trust, GT Global Variable Investment Series, Growth Portfolio, Floating Rate Portfolio and Global High Income Portfolio, which also are registered investment companies managed by AIM and sub-advised and sub-administered by the Sub-adviser. Each Director or Trustee and officer serves in total as a Director or Trustee and officer, respectively, of 12 registered investment companies with 47 series managed or administered by AIM and sub-advised and sub-administered by the Sub-adviser.

      Master Portfolio pays each Trustee who is not a director, officer or employee of the Sub-adviser or any affiliated company an annual fee of $500 a year, plus $450 for each meeting of the Board attended, and is reimbursed travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from Master Portfolio. For the fiscal year ended October 31, 1997, Financial Services Portfolio, Infrastructure Portfolio, Resources Portfolio and Consumer Products Portfolio each paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley Trustees' fees and expense reimbursements of $5,783.40, $5,783.20, $5,783.40, and 0, respectively. For the fiscal year ended October 31, 1997, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley, who are not directors, officers or employees of the Sub-adviser or any affiliated company, each received total compensation of $117,303.66, $114,386.18, $88,350 and $111,687.50, respectively, from the investment companies managed or administered by AIM and sub-advised and sub-administered by the Sub-adviser for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

      As of May 31, 1998, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.
-----------------------------------------------------------------------

      As of the date of this filing, Financial Services Fund, Resources Fund, Infrastructure Fund and Consumer Products Fund (each a "Fund," collectively, "Funds") owned 99.9%, 99.9%, 99.9% and 99.9% of the value of the outstanding beneficial interests in Financial Services Portfolio, Resources Portfolio, Infrastructure Portfolio and Consumer Products Portfolio, respectively. Because currently each Fund controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

      Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.
------------------------------------------------

      Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management," "Directors and Executive Officers" and "Additional Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 16 of Form N-1A may be found; each section is incorporated herein by reference.

===============================================================================
Item 16(a)        Management; Additional Information
===============================================================================
Item 16(b)        Management
===============================================================================
Item 16(c)        Not applicable
===============================================================================
Item 16(d)        Management
===============================================================================
Item 16(e)        Not applicable
===============================================================================
Item 16(f)        Not applicable
===============================================================================
Item 16(g)        Not applicable
===============================================================================
Item 16(h)        Additional Information
===============================================================================
Item 16(i)        Not applicable
===============================================================================

      For the fiscal years ended October 31, 1995, 1996, and 1997, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid investment management and administration fees to the Sub-adviser in the amounts of $51,353, $601,421 and $213,856; $99,991, $635,456 and $425,745; and $346,965,
$772,727 and $979,215,  respectively.  For the fiscal  period  December 30, 1994

(commencement of operations) to October 31, 1995, and for the fiscal years ended October 31, 1996 and 1997, the Consumer Products Portfolio paid investment management and administration fees to the Sub-adviser in the amounts of $16,284, $422,640 and $1,207,854, respectively.

      For the fiscal years ended October 31, 1995, 1996, and 1997, the Sub-adviser reimbursed the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio for their respective investment management and administration fees in the amounts of $51,353, $601,421 and $213,856; $99,991, $0 and $0; and $0, $0 and $0, respectively. For the fiscal period December 30, 1994 (commencement of operations) to October 31, 1995, and for the fiscal years ended October 31, 1996 and 1997, the Sub-adviser reimbursed the Consumer Products Portfolio for investment management and administration fees in the amounts of $16,284, $0 and $0, respectively. All expense reimbursements, if any, are made at the Fund level.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------------------------------------------------

      A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.
--------------------------------------------

      Under Master Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. An investor in a Portfolio is entitled to participate PRO RATA in distributions of the Portfolio's income and gains and to be allocated a PRO RATA share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro RATA in that Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights. Investments in each Portfolio may not be transferred.

      Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Master Portfolio is not required to hold annual meetings of investors but Master Portfolio will hold special meetings of investors when in the judgment of Master Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment may be made to Master Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

      Master Portfolio or any Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of Master Portfolio or the affected Portfolio, respectively, or (2) if there are fewer than 100 record owners of a beneficial interest in Master Portfolio or of such terminating Portfolio, the Trustees pursuant to written notice to the record owners of Master Portfolio or the affected Portfolio. The Trustees may cause (i) Master Portfolio or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in Master Portfolio or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to Section 10.4 of Article X of Master Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of Master Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      The Agreement and Declaration of Trust provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust provides that the Trustees and officers will be indemnified by Master Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Master Portfolio, unless, as to liability to Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

      Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

      Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Valuation of Fund Shares" in the Feeder's Part B. See also Items 7 and 8 in Part A.

      Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

      Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 20.  TAX STATUS.
--------------------

      Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Taxes" in the Feeder's Part B.

ITEM 21.  UNDERWRITERS.
----------------------

      Not applicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

      Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.
------------------------------

      The audited financial statements of the Financial Services Portfolio, the Infrastructure Portfolio, the Resources Portfolio and the Consumer Products Portfolio for the fiscal year ended October 31, 1997, are included herein, in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in auditing and accounting.

                       REPORT OF INDEPENDENT ACCOUNTANTS

ANNUAL REPORT
To the Shareholders and Board of Trustees of Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio:

We have audited the accompanying statements of assets and liabilities of Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, and Global Natural Resources Portfolio, including the portfolio of investments, as of October 31, 1997, the related statement of operations for the year then ended, the statements of changes in net assets and the supplementary data for each of the periods indicated herein. These financial statements and the supplementary data are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, and Global Natural Resources Portfolio as of October 31, 1997, the results of their operations for the year then ended, the changes in their net assets and the supplementary data for each of the periods indicated herein in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
DECEMBER 15, 1997

                                       F1

          GT GLOBAL CONSUMER PRODUCTS AND SERVICES FUND - CONSOLIDATED

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (56.3%)
  CVS Corp. .................................................   US             97,900   $  6,002,494         3.7
    RETAILERS-OTHER
  Airborne Freight Corp. ....................................   US             80,600      5,108,025         3.1
    TRANSPORTATION - AIRLINES
  Brylane, Inc.-/- ..........................................   US            115,000      4,995,313         3.1
    RETAILERS-APPAREL
  New York Times Co. "A" ....................................   US             90,000      4,927,500         3.0
    BROADCASTING & PUBLISHING
  Jones Apparel Group, Inc.-/- ..............................   US             89,200      4,538,050         2.8
    RETAILERS-APPAREL
  Pacific Sunwear of California-/- ..........................   US            150,000      4,143,750         2.5
    RETAILERS-APPAREL
  Loblaw Cos., Ltd. .........................................   CAN           251,800      3,663,000         2.2
    RETAILERS-FOOD
  Nordstrom, Inc. ...........................................   US             56,000      3,430,000         2.1
    RETAILERS-APPAREL
  Yogen Fruz World-Wide, Inc.-/- ............................   CAN           583,900      3,314,789         2.0
    RETAILERS-FOOD
  Central Newspapers, Inc. "A" ..............................   US             50,000      3,284,375         2.0
    BROADCASTING & PUBLISHING
  Cinar Films, Inc. "B"{\/} .................................   CAN            76,000      2,954,500         1.8
    LEISURE & TOURISM
  Chapters, Inc.: ...........................................   CAN                --             --         1.8
    RETAILERS-OTHER
    Common-/- ...............................................   --             83,500      1,747,978          --
    Special Warrants(::) -/- ................................   --             66,200      1,204,960          --
  Sears Canada, Inc. ........................................   CAN           170,500      2,825,131         1.7
    RETAILERS-OTHER
  Gap, Inc. .................................................   US             50,000      2,659,375         1.6
    RETAILERS-APPAREL
  Outdoor Systems, Inc.-/- ..................................   US             84,000      2,583,000         1.6
    BUSINESS & PUBLIC SERVICES
  Universal Outdoor Holdings, Inc.-/- .......................   US             60,000      2,535,000         1.6
    BUSINESS & PUBLIC SERVICES
  Avis Rent A Car, Inc. .....................................   US             90,000      2,469,375         1.5
    TRANSPORTATION - ROAD & RAIL
  Consolidated Stores Corp.-/- ..............................   US             61,300      2,444,338         1.5
    RETAILERS-OTHER
  Family Dollar Stores, Inc. ................................   US            103,000      2,420,500         1.5
    RETAILERS-APPAREL
  Bed Bath & Beyond-/- ......................................   US             76,000      2,413,000         1.5
    RETAILERS-OTHER
  Stage Stores, Inc.-/- .....................................   US             65,000      2,372,500         1.5
    RETAILERS-APPAREL
  Transat A.T., Inc.-/- .....................................   CAN           270,200      2,320,054         1.4
    TRANSPORTATION - AIRLINES
  Dress Barn, Inc.-/- .......................................   US             90,700      2,301,513         1.4
    RETAILERS-APPAREL
  Abercrombie & Fitch Co.-/- ................................   US             80,000      2,080,000         1.3
    RETAILERS-APPAREL

    The accompanying notes are an integral part of the financial statements.

                                       F2

          GT GLOBAL CONSUMER PRODUCTS AND SERVICES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (Continued)
  Ames Department Stores, Inc.-/- ...........................   US            132,600   $  2,063,588         1.3
    RETAILERS-OTHER
  Valassis Communications, Inc.-/- ..........................   US             60,000      1,770,000         1.1
    BROADCASTING & PUBLISHING
  Air Canada ................................................   CAN           150,000      1,495,529         0.9
    TRANSPORTATION - AIRLINES
  The Bombay Co., Inc. ......................................   US            244,100      1,479,856         0.9
    RETAILERS-OTHER
  Budget Group, Inc. "A"-/- .................................   US             41,800      1,463,000         0.9
    TRANSPORTATION - ROAD & RAIL
  Tuesday Morning Corp.-/- ..................................   US             50,050      1,213,713         0.7
    RETAILERS-APPAREL
  Ryanair Holdings PLC - ADR-/- {\/} ........................   IRE            42,500      1,062,500         0.7
    TRANSPORTATION - AIRLINES
  Star Choice Communications, Inc.-/- .......................   CAN           293,500        916,406         0.6
    BROADCASTING & PUBLISHING
  Hospitality Worldwide Services-/- .........................   US             66,000        767,250         0.5
    LEISURE & TOURISM
  Dayton Hudson Corp. .......................................   US             10,000        628,125         0.4
    RETAILERS-APPAREL
  N2K, Inc.-/- ..............................................   US              8,300        218,394         0.1
    LEISURE & TOURISM
  Hudson's Bay Co. ..........................................   CAN               300          6,866          --
    RETAILERS-APPAREL
                                                                                        ------------
                                                                                          91,823,747
                                                                                        ------------
Consumer Non-Durables (14.8%)
  Morningstar Group, Inc.-/- ................................   US            151,200      6,463,796         4.0
    FOOD
  Tabacalera S.A. "A" .......................................   SPN            74,000      5,332,967         3.3
    TOBACCO
  Interstate Bakeries Corp. .................................   US             70,600      4,509,575         2.8
    FOOD
  Foodmaker, Inc.-/- ........................................   US            208,400      3,425,575         2.1
    FOOD
  General Cigar Holdings, Inc.-/- ...........................   US             62,800      1,817,275         1.1
    TOBACCO
  Saputo Group, Inc.-/- .....................................   CAN           114,400      1,753,506         1.1
    FOOD
  American Italian Pasta Co. "A"-/- .........................   US             30,000        630,000         0.4
    FOOD
                                                                                        ------------
                                                                                          23,932,694
                                                                                        ------------
Finance (6.5%)
  BankAmerica Corp. .........................................   US             71,000      5,076,500         3.1
    BANKS-MONEY CENTER
  Merita Ltd. "A" ...........................................   FIN           738,300      3,608,281         2.2
    BANKS-MONEY CENTER

    The accompanying notes are an integral part of the financial statements.

                                       F3

          GT GLOBAL CONSUMER PRODUCTS AND SERVICES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Finance (Continued)
  O&Y Properties Corp., Special Warrants(::) -/- {::} .......   CAN           342,400   $  1,943,798         1.2
    REAL ESTATE
                                                                                        ------------
                                                                                          10,628,579
                                                                                        ------------
Technology (2.6%)
  CHS Electronics, Inc.-/- ..................................   US            164,500      4,019,969         2.5
    COMPUTERS & PERIPHERALS
  Concord Communications, Inc.-/- ...........................   US              7,100        126,025         0.1
    SOFTWARE
                                                                                        ------------
                                                                                           4,145,994
                                                                                        ------------
Capital Goods (1.3%)
  HON INDUSTRIES, Inc. ......................................   US             40,000      2,065,000         1.3
    OFFICE EQUIPMENT
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $124,047,571) ................                            132,596,014        81.5
                                                                                        ------------       -----

                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-------------------------------------------------------------                           ------------   -------------
  Dated October 31, 1997, with State Street Bank & Trust Co., due November 3, 1997, for an effective yield of 5.57%,
   collateralized by $4,435,000 U.S. Treasury Bond, 8.875%
   due 8/15/17 (market value of collateral is $5,818,438,
   including accrued interest).
   (cost $5,697,881)  .......................................                              5,697,881         3.5
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $129,745,452)  * ....................                            138,293,895        85.0
Other Assets and Liabilities ................................                             24,322,139        15.0
                                                                                        ------------       -----

NET ASSETS ..................................................                           $162,616,034       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

        -/-  Non-income producing security.
       (::) Valued in good faith at fair value using procedures approved by the Board of Directors (see Note 1 of Notes to Financial Statements).
       {\/}  U.S. currency denominated.
       {::} Security was an affiliate at October 31, 1997 (see Note 5 of Notes to Financial Statements).
          * For Federal income tax purposes, cost is $129,972,640 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $  11,067,741
                 Unrealized depreciation:            (2,746,486)
                                                  -------------
                 Net unrealized appreciation:     $   8,321,255
                                                  -------------
                                                  -------------

             Abbreviation:
             ADR--American Depository Receipt

    The accompanying notes are an integral part of the financial statements.

                                       F4

          GT GLOBAL CONSUMER PRODUCTS AND SERVICES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------
The Fund's Portfolio of Investments at October 31, 1997, was concentrated in the following countries:

                                         PERCENTAGE OF NET ASSETS
                                                    {D}
                                        ---------------------------
                                                 SHORT-TERM
COUNTRY (COUNTRY CODE/CURRENCY CODE)    EQUITY    & OTHER     TOTAL
--------------------------------------  ------   ----------   -----
Canada (CAN/CAD) .....................   14.7                  14.7
Finland (FIN/FIM) ....................    2.2                   2.2
Ireland (IRE/IEP) ....................    0.7                   0.7
Spain (SPN/ESP) ......................    3.3                   3.3
United States (US/USD) ...............   60.6       18.5       79.1
                                        ------     -----      -----
Total  ...............................   81.5       18.5      100.0
                                        ------     -----      -----
                                        ------     -----      -----

--------------

{d}  Percentages indicated are based on net assets of $162,616,034.

    The accompanying notes are an integral part of the financial statements.

                                       F5

                GT GLOBAL FINANCIAL SERVICES FUND - CONSOLIDATED

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------
Banks - Regional (51.1%)
  Sparbanken Sverige AB "A" ..................................   SWDN           68,000   $ 1,543,927         1.9
  City National Corp. ........................................   US             50,550     1,525,978         1.9
  Lloyds TSB Group PLC .......................................   UK            113,600     1,419,524         1.8
  Royal Bank of Canada .......................................   CAN            26,000     1,390,221         1.7
  NationsBank Corp. ..........................................   US             20,000     1,197,500         1.5
  Mellon Bank Corp. ..........................................   US             21,800     1,124,063         1.4
  Bank of Montreal ...........................................   CAN            25,800     1,114,058         1.4
  Demirbank T.A.S. ...........................................   TRKY       37,896,000     1,084,691         1.3
  National Bank of Canada ....................................   CAN            75,600     1,080,996         1.3
  Hamilton Bancorp, Inc.-/- ..................................   US             35,000     1,067,500         1.3
  Crestar Financial Corp. ....................................   US             20,800       984,100         1.2
  GreenPoint Financial Corp. .................................   US             15,100       972,063         1.2
  Norbanken AB ...............................................   SWDN           30,400       954,136         1.2
  Christiania Bank Og Kreditkasse ............................   NOR           232,900       933,534         1.2
  Bayerische Vereinsbank .....................................   GER            16,070       931,864         1.2
  Bank Leumi Le - Israel .....................................   ISRL          605,700       930,012         1.2
  Jyske Bank .................................................   DEN             9,000       927,029         1.2
  Bank Hapoalim Ltd. .........................................   ISRL          383,000       906,460         1.1
  Bank of Ireland ............................................   IRE            70,800       895,906         1.1
  First Union Corp. (N.C.) ...................................   US             18,200       892,938         1.1
  H. F. Ahmanson & Co. .......................................   US             15,000       885,000         1.1
  Halifax PLC-/- .............................................   UK             76,800       869,507         1.1
  Nedcor Ltd. ................................................   SAFR           41,123       863,498         1.1
  Zagrebacka Banka - 144A GDR{.} {\/} ........................   CRT            27,000       860,625         1.1
  Sovereign Bancorp, Inc. ....................................   US             48,200       855,550         1.1
  First American Corp. .......................................   US             18,000       855,000         1.1
  Allied Irish Bank PLC{V} ...................................   IRE            97,644       826,256         1.0
  ABSA Group Ltd. ............................................   SAFR          138,867       822,809         1.0
  Anglo-Irish Bank Corp., PLC: ...............................   IRE                --            --         1.0
    Common{V} ................................................   --            315,036       515,196          --
    Common ...................................................   --            180,000       297,565          --
  Compagnie Financiere de Paribas S.A. .......................   FR             11,100       806,457         1.0
  First National Bank Holdings Ltd. ..........................   SAFR          105,800       799,549         1.0
  Yapi ve Kredi Bankasi A.S. .................................   TRKY       26,000,000       793,807         1.0
  Commercial International Bank - GDR{\/} ....................   EGPT           36,265       788,764         1.0
  National Australia Bank Ltd. ...............................   AUSL           56,500       772,531         1.0
  Ergo Bank S.A. .............................................   GREC           12,960       772,510         1.0
  Westpac Banking Corp., Ltd. ................................   AUSL          132,000       768,337         1.0
  Australia & New Zealand Banking Group Ltd. .................   AUSL          110,000       767,100         1.0
  Banco Totta & Acores S.A. "B" ..............................   PORT           39,300       760,068         0.9
  Wielkopolski Bank Kredytowy S.A. ...........................   POL           138,000       753,448         0.9
  Cullen/Frost Bankers, Inc. .................................   US             14,500       732,250         0.9
  Akbank T.A.S. ..............................................   TRKY        9,821,967       669,363         0.8
  Banco Commercial S.A. - 144A GDR{.} {\/} ...................   URGY           22,000       638,000         0.8
  BG Bank AS .................................................   DEN             9,500       610,308         0.8
  Banco Bradesco S.A. Preferred ..............................   BRZL       79,500,000       591,346         0.7

    The accompanying notes are an integral part of the financial statements.

                                       F6

                GT GLOBAL FINANCIAL SERVICES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------
Banks - Regional (Continued)
  Security Bank Corp.-/- .....................................   PHIL          688,900   $   363,095         0.5
                                                                                         -----------
                                                                                          40,914,439
                                                                                         -----------
Banks - Money Center (18.5%)
  BankAmerica Corp. ..........................................   US             43,400     3,103,091         3.9
  Citicorp ...................................................   US             15,050     1,882,191         2.3
  Chase Manhattan Corp. ......................................   US             14,750     1,701,781         2.1
  Merita Ltd. "A" ............................................   FIN           297,000     1,451,523         1.8
  HSBC Holdings PLC ..........................................   HK             55,800     1,263,260         1.6
  Barclays PLC ...............................................   UK             39,375       986,026         1.2
  Schweizerischer Bankverein (Swiss Bank Corp.)-/- ...........   SWTZ            3,330       895,532         1.1
  Unidanmark AS "A" ..........................................   DEN            13,200       891,009         1.1
  ABN AMRO Holdings N.V. .....................................   NETH           42,864       863,463         1.1
  Bank of Tokyo - Mitsubishi .................................   JPN            41,750       544,867         0.7
  Sumitomo Bank ..............................................   JPN            37,000       393,682         0.5
  Industrial Bank of Japan ...................................   JPN            26,000       257,190         0.3
  Fuji Bank Ltd. .............................................   JPN            29,000       250,707         0.3
  Sanwa Bank .................................................   JPN            24,000       241,397         0.3
  Dai-Ichi Kangyo Bank Ltd. ..................................   JPN            15,000       127,182         0.2
                                                                                         -----------
                                                                                          14,852,901
                                                                                         -----------
Insurance - Multi-Line (11.0%)
  Conseco, Inc. ..............................................   US             51,600     2,251,050         2.8
  Fremont General Corp. ......................................   US             30,000     1,398,750         1.7
  Allstate Corp. .............................................   US             15,000     1,244,063         1.5
  SunAmerica, Inc. ...........................................   US             29,800     1,070,938         1.3
  Axa Group ..................................................   FR             14,770     1,011,872         1.3
  Royal & Sun Alliance Insurance Group PLC ...................   UK             98,700       946,110         1.2
  American International Group, Inc. .........................   US              9,200       938,975         1.2
                                                                                         -----------
                                                                                           8,861,758
                                                                                         -----------
Consumer Finance (5.9%)
  The Money Store, Inc. ......................................   US             39,500     1,120,813         1.4
  Green Tree Financial Corp. .................................   US             24,600     1,036,275         1.3
  Doral Financial Corp. ......................................   US             45,200     1,000,050         1.2
  Aeon Credit Service ........................................   HK          2,964,000       747,710         0.9
  Acom Co., Ltd. .............................................   JPN             9,000       493,766         0.6
  Bankard, Inc.-/- ...........................................   PHIL        5,307,000       362,872         0.5
                                                                                         -----------
                                                                                           4,761,486
                                                                                         -----------
Other Financial (4.1%)
  Newcourt Credit Group, Inc. ................................   CAN            25,200       871,771         1.1
  Banco LatinoAmericano de Exportaciones S.A. (Bladex)
   "E"{\/} ...................................................   PAN            20,000       795,000         1.0
  Investors Financial Services Corp. .........................   US             16,500       726,000         0.9
  MoneyGram Payment Systems, Inc.-/- .........................   US             42,000       580,125         0.7

    The accompanying notes are an integral part of the financial statements.

                                       F7

                GT GLOBAL FINANCIAL SERVICES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------
Other Financial (Continued)
  Shohkoh Fund ...............................................   JPN             1,200   $   349,127         0.4
                                                                                         -----------
                                                                                           3,322,023
                                                                                         -----------
Securities Broker (2.8%)
  Hambrecht & Quist Group-/- .................................   US             30,000       945,000         1.2
  Morgan Stanley, Dean Witter, Discover and Co. ..............   US             13,200       652,575         0.8
  Peregrine Investment Holdings Ltd. .........................   HK            532,000       523,053         0.6
  Nomura Securities Co., Ltd. ................................   JPN            10,000       116,376         0.1
  Daiwa Securities Co., Ltd. .................................   JPN            14,000        84,722         0.1
                                                                                         -----------
                                                                                           2,321,726
                                                                                         -----------
Investment Management (2.4%)
  Alliance Capital Management L.P. ...........................   US             32,400     1,111,725         1.4
  Franklin Resources, Inc. ...................................   US              8,750       786,406         1.0
                                                                                         -----------
                                                                                           1,898,131
                                                                                         -----------       -----

TOTAL EQUITY INVESTMENTS (cost $69,090,966) ..................                            76,932,464        95.8
                                                                                         -----------       -----

                                                                                            VALUE        % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
--------------------------------------------------------------                           -----------   -------------
  Dated October 31, 1997, with State Street Bank & Trust Co., due November 3, 1997, for an effective yield of 5.57%,
   collateralized by $2,110,000 U.S. Treasury Bond, 8.875% due
   8/15/17 (market value of collateral is $2,768,185,
   including accrued interest). (cost $2,708,419)  ...........                             2,708,419         3.4
                                                                                         -----------       -----

TOTAL INVESTMENTS (cost $71,799,385)  * ......................                            79,640,883        99.2
Other Assets and Liabilities .................................                               605,916         0.8
                                                                                         -----------       -----

NET ASSETS ...................................................                           $80,246,799       100.0
                                                                                         -----------       -----
                                                                                         -----------       -----

--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
        {V}  Security is denominated in GBP.
          * For Federal income tax purposes, cost is $72,281,726 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $  10,637,773
                 Unrealized depreciation:            (3,278,616)
                                                  -------------
                 Net unrealized appreciation:     $   7,359,157
                                                  -------------
                                                  -------------

             Abbreviation:
             GDR--Global Depository Receipt

    The accompanying notes are an integral part of the financial statements.

                                       F8

                GT GLOBAL FINANCIAL SERVICES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------
The Fund's Portfolio of Investments at October 31, 1997, was concentrated in the following countries:

                                           PERCENTAGE OF NET ASSETS {D}
                                        -----------------------------------
                                                  SHORT-TERM
COUNTRY (COUNTRY CODE/CURRENCY CODE)    EQUITY      & OTHER        TOTAL
--------------------------------------  ------   -------------   ----------
Australia (AUSL/AUD) .................    3.0                           3.0
Brazil (BRZL/BRL) ....................    0.7                           0.7
Canada (CAN/CAD) .....................    5.5                           5.5
Croatia (CRT/HRK) ....................    1.1                           1.1
Denmark (DEN/DKK) ....................    3.1                           3.1
Egypt (EGPT/EGP) .....................    1.0                           1.0
Finland (FIN/FIM) ....................    1.8                           1.8
France (FR/FRF) ......................    2.3                           2.3
Germany (GER/DEM) ....................    1.2                           1.2
Greece (GREC/GRD) ....................    1.0                           1.0
Hong Kong (HK/HKD) ...................    3.1                           3.1
Ireland (IRE/IEP) ....................    3.1                           3.1
Israel (ISRL/ILS) ....................    2.3                           2.3
Japan (JPN/JPY) ......................    3.5                           3.5
Netherlands (NETH/NLG) ...............    1.1                           1.1
Norway (NOR/NOK) .....................    1.2                           1.2
Panama (PAN/PND) .....................    1.0                           1.0
Philippines (PHIL/PHP) ...............    1.0                           1.0
Poland (POL/PLZ) .....................    0.9                           0.9
Portugal (PORT/PTE) ..................    0.9                           0.9
South Africa (SAFR/ZAR) ..............    3.1                           3.1
Sweden (SWDN/SEK) ....................    3.1                           3.1
Switzerland (SWTZ/CHF) ...............    1.1                           1.1
Turkey (TRKY/TRL) ....................    3.1                           3.1
United Kingdom (UK/GBP) ..............    5.3                           5.3
United States (US/USD) ...............   40.5         4.2              44.7
Uruguay (URGY/UYP) ...................    0.8                           0.8
                                        ------        ---        ----------
Total  ...............................   95.8         4.2             100.0
                                        ------        ---        ----------
                                        ------        ---        ----------

--------------

{d}  Percentages indicated are based on net assets of $80,246,799.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACT OUTSTANDING
                                OCTOBER 31, 1997

                                           MARKET VALUE     CONTRACT    DELIVERY    UNREALIZED
CONTRACT TO SELL:                         (U.S. DOLLARS)      PRICE       DATE     APPRECIATION
----------------------------------------  --------------   -----------  --------  --------------
Japanese Yen............................     1,182,045       114.50000  11/12/97   $    59,877
                                          --------------                          --------------
  Total Contracts to Sell (Receivable
   amount $1,241,922)...................     1,182,045                                  59,877
                                          --------------                          --------------
THE VALUE OF CONTRACTS TO SELL AS A
 PERCENTAGE OF NET ASSETS IS 1.47%.
  Total Open Forward Foreign Currency
   Contracts............................                                           $    59,877
                                                                                  --------------
                                                                                  --------------

----------------
See Note 1 to the financial statements.

    The accompanying notes are an integral part of the financial statements.

                                       F9

                  GT GLOBAL INFRASTRUCTURE FUND - CONSOLIDATED

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------
Energy (31.1%)
  Hub Power Co.-/- ...........................................   PAK         2,400,000   $ 3,206,835         3.3
    ELECTRICAL & GAS UTILITIES
  Enron Global Power & Pipelines L.L.C. ......................   US             90,000     3,099,375         3.1
    ELECTRICAL & GAS UTILITIES
  Endesa S.A. - ADR{\/} ......................................   SPN           160,000     2,980,000         3.0
    ELECTRICAL & GAS UTILITIES
  Shaw Group, Inc.-/- ........................................   US            140,300     2,928,763         3.0
    ENERGY EQUIPMENT & SERVICES
  IES Industries, Inc. .......................................   US             81,000     2,612,250         2.7
    ELECTRICAL & GAS UTILITIES
  Light - Participacoes S.A. .................................   BRZL        9,910,000     2,535,033         2.6
    ELECTRICAL & GAS UTILITIES
  Edison S.p.A. ..............................................   ITLY          450,000     2,370,058         2.4
    ELECTRICAL & GAS UTILITIES
  Light - Servicos de Electricidade S.A. .....................   BRZL        7,000,000     2,324,020         2.4
    ELECTRICAL & GAS UTILITIES
  EVN Energie-Versorgung Niederoesterreich AG ................   ASTRI          16,800     1,948,628         2.0
    ELECTRICAL & GAS UTILITIES
  Giant Industries, Inc. .....................................   US            102,600     1,840,388         1.9
    OIL
  AES Corp.-/- ...............................................   US             45,264     1,793,586         1.8
    ELECTRICAL & GAS UTILITIES
  BSES Ltd. - 144A GDR{.} {\/} ...............................   IND            70,000     1,085,000         1.1
    ELECTRICAL & GAS UTILITIES
  Companhia Energetica de Minas Gerais (CEMIG) - ADR{\/} .....   BRZL           24,900       996,000         1.0
    ELECTRICAL & GAS UTILITIES
  MetroGas S.A. - ADR{\/} ....................................   ARG           111,051       805,120         0.8
    ELECTRICAL & GAS UTILITIES
                                                                                         -----------
                                                                                          30,525,056
                                                                                         -----------
Services (23.0%)
  Canadian National Railway Co. ..............................   CAN            60,900     3,284,415         3.3
    TRANSPORTATION - ROAD & RAIL
  Aeroporti di Roma SpA-/- ...................................   ITLY          286,600     2,606,270         2.6
    TRANSPORTATION - AIRLINES
  Hellenic Telecommunications Organization S.A. ..............   GREC          118,250     2,469,600         2.5
    TELEPHONE NETWORKS
  Telecom Italia SpA - Di Risp-/- ............................   ITLY          600,000     2,415,946         2.5
    TELEPHONE NETWORKS
  SPT Telecom-/- .............................................   CZCH           19,000     2,187,547         2.2
    TELEPHONE NETWORKS
  Tranz Rail Holdings Ltd. - ADR{\/} .........................   NZ            132,000     1,782,000         1.8
    TRANSPORTATION - ROAD & RAIL
  Portugal Telecom S.A. - ADR{\/} ............................   PORT           43,000     1,773,750         1.8
    TELEPHONE NETWORKS
  Paging Network, Inc.-/- ....................................   US            125,000     1,546,875         1.6
    WIRELESS COMMUNICATIONS
  Centennial Cellular Corp. "A"-/- ...........................   US             50,000     1,000,000         1.0
    WIRELESS COMMUNICATIONS

    The accompanying notes are an integral part of the financial statements.

                                      F10

                  GT GLOBAL INFRASTRUCTURE FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------
Services (Continued)
  DDI Corp. ..................................................   JPN               295   $   985,786         1.0
    WIRELESS COMMUNICATIONS
  Telefonica del Peru S.A. - ADR{\/} .........................   PERU           40,900       807,775         0.8
    TELEPHONE NETWORKS
  Compania Anonima Nacional Telefonos de Venezuela (CANTV) -
   ADR{\/} ...................................................   VENZ           16,000       700,000         0.7
    TELEPHONE NETWORKS
  Pakistan Telecommunications Co., Ltd.: .....................   PAK                --            --         0.6
    TELEPHONE NETWORKS
    GDR{\/} ..................................................   --              4,892       396,252          --
    "A" ......................................................   --            280,000       235,741          --
  Philippine Long Distance Telephone Co. - ADR{\/} ...........   PHIL           20,000       485,000         0.5
    TELEPHONE NETWORKS
  China Telecom (Hong Kong) Ltd.-/- ..........................   HK             80,000       127,814         0.1
    WIRELESS COMMUNICATIONS
                                                                                         -----------
                                                                                          22,804,771
                                                                                         -----------
Materials/Basic Industry (20.6%)
  Giant Cement Holding, Inc.-/- ..............................   US            179,800     4,360,150         4.4
    CEMENT
  La Cementos Nacional, C.A. - 144A GDR{.} {\/} ..............   ECDR           15,060     3,162,600         3.2
    CEMENT
  Northwest Pipe Co.-/- ......................................   US            127,500     3,091,875         3.1
    METALS - STEEL
  IPSCO, Inc. ................................................   CAN            67,600     2,926,199         3.0
    METALS - STEEL
  Hylsamex, S.A. de C.V. - 144A ADR{.} {\/} ..................   MEX            75,000     2,896,875         2.9
    METALS - STEEL
  NS Group, Inc.-/- ..........................................   US             98,100     2,624,175         2.7
    METALS - STEEL
  Suez Cement Co. - Reg S GDR{c} {\/} ........................   EGPT           60,000     1,245,000         1.3
    CEMENT
                                                                                         -----------
                                                                                          20,306,874
                                                                                         -----------
Capital Goods (9.2%)
  Doncasters PLC - ADR-/- {\/} ...............................   UK            139,600     3,760,474         3.8
    AEROSPACE/DEFENSE
  Caterpillar, Inc. ..........................................   US             60,000     3,075,000         3.1
    MACHINERY & ENGINEERING
  KCI Konecranes International ...............................   FIN            42,660     1,664,636         1.7
    MACHINERY & ENGINEERING
  United Engineers Ltd. ......................................   MAL           270,000       640,733         0.6
    CONSTRUCTION
                                                                                         -----------
                                                                                           9,140,843
                                                                                         -----------
Technology (7.7%)
  Tadiran Telecommunications Ltd.{\/} ........................   ISRL          130,000     2,941,250         3.0
    TELECOM TECHNOLOGY
  Emcore Corp.-/- ............................................   US            123,000     2,367,750         2.4
    SEMICONDUCTORS

    The accompanying notes are an integral part of the financial statements.

                                      F11

                  GT GLOBAL INFRASTRUCTURE FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------
Technology (Continued)
  Cisco Systems, Inc.-/- .....................................   US             21,000   $ 1,722,656         1.7
    NETWORKING
  Asia Pacific Wire & Cable Corporation Ltd.-/- {\/} .........   SING           59,400       549,450         0.6
    TELECOM TECHNOLOGY
                                                                                         -----------
                                                                                           7,581,106
                                                                                         -----------
Multi-Industry/Miscellaneous (4.7%)
  Mannesmann AG ..............................................   GER             7,500     3,166,135         3.2
    MULTI-INDUSTRY
  E.R.G. Ltd. ................................................   AUSL        1,689,040     1,436,723         1.5
    MULTI-INDUSTRY
                                                                                         -----------
                                                                                           4,602,858
                                                                                         -----------       -----

TOTAL EQUITY INVESTMENTS (cost $76,186,714) ..................                            94,961,508        96.3
                                                                                         -----------       -----

                                                                                            VALUE        % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
--------------------------------------------------------------                           -----------   -------------
  Dated October 31, 1997, with State Street Bank & Trust Co., due November 3, 1997, for an effective yield of 5.57%,
   collateralized by $1,680,000 U.S. Treasury Bonds, 8.875%
   due 8/15/17 (market value of collateral is $2,204,053,
   including accrued interest). (cost $2,156,334)  ...........                             2,156,334         2.2
                                                                                         -----------       -----

TOTAL INVESTMENTS (cost $78,343,048)  * ......................                            97,117,842        98.5
Other Assets and Liabilities .................................                             1,457,369         1.5
                                                                                         -----------       -----

NET ASSETS ...................................................                           $98,575,211       100.0
                                                                                         -----------       -----
                                                                                         -----------       -----

--------------

       {\/}  U.S. currency denominated.
        -/-  Non-income producing security.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
        {c} Security issued under Regulation S. Rule 144A and additional restrictions may apply in the resale of such securities.
          * For Federal income tax purposes, cost is $78,343,048 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $  23,477,043
                 Unrealized depreciation:            (4,702,249)
                                                  -------------
                 Net unrealized appreciation:     $  18,774,794
                                                  -------------
                                                  -------------

             Abbreviations:
             ADR--American Depository Receipt
             GDR--Global Depository Receipt

    The accompanying notes are an integral part of the financial statements.

                                      F12

                  GT GLOBAL INFRASTRUCTURE FUND - CONSOLIDATED

                                October 31, 1997
--------------------------------------------------------------------------------
The Fund's Portfolio of Investments at October 31, 1997, was concentrated in the following countries:

                                         PERCENTAGE OF NET ASSETS
                                                    {D}
                                        ---------------------------
                                                 SHORT-TERM
COUNTRY (COUNTRY CODE/CURRENCY CODE)    EQUITY    & OTHER     TOTAL
--------------------------------------  ------   ----------   -----
Argentina (ARG/ARS) ..................    0.8                   0.8
Australia (AUSL/AUD) .................    1.5                   1.5
Austria (ASTRI/ATS) ..................    2.0                   2.0
Brazil (BRZL/BRL) ....................    6.0                   6.0
Canada (CAN/CAD) .....................    6.3                   6.3
Czech Republic (CZCH/CSK) ............    2.2                   2.2
Ecuador (ECDR/ECS) ...................    3.2                   3.2
Egypt (EGPT/EGP) .....................    1.3                   1.3
Finland (FIN/FIM) ....................    1.7                   1.7
Germany (GER/DEM) ....................    3.2                   3.2
Greece (GREC/GRD) ....................    2.5                   2.5
Hong Kong (HK/HKD) ...................    0.1                   0.1
India (IND/INR) ......................    1.1                   1.1
Israel (ISRL/ILS) ....................    3.0                   3.0
Italy (ITLY/ITL) .....................    7.5                   7.5
Japan (JPN/JPY) ......................    1.0                   1.0
Malaysia (MAL/MYR) ...................    0.6                   0.6
Mexico (MEX/MXN) .....................    2.9                   2.9
New Zealand (NZ/NZD) .................    1.8                   1.8
Pakistan (PAK/PKR) ...................    3.9                   3.9
Peru (PERU/PES) ......................    0.8                   0.8
Philippines (PHIL/PHP) ...............    0.5                   0.5
Portugal (PORT/PTE) ..................    1.8                   1.8
Singapore (SING/SGD) .................    0.6                   0.6
Spain (SPN/ESP) ......................    3.0                   3.0
United Kingdom (UK/GBP) ..............    3.8                   3.8
United States & Other (US/USD) .......   32.5        3.7       36.2
Venezuela (VENZ/VEB) .................    0.7                   0.7
                                        ------       ---      -----
Total  ...............................   96.3        3.7      100.0
                                        ------       ---      -----
                                        ------       ---      -----

--------------
{d}  Percentages indicated are based on net assets of $98,575,211.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1997

                                                                                    UNREALIZED
                                           MARKET VALUE     CONTRACT    DELIVERY   APPRECIATION
CONTRACTS TO SELL:                        (U.S. DOLLARS)      PRICE       DATE    (DEPRECIATION)
----------------------------------------  --------------   -----------  --------  --------------
Deutsche Marks..........................     1,509,823         1.80100  11/28/97   $   (66,180)
Japanese Yen............................       404,821       114.50000  11/12/97        20,506
Japanese Yen............................       368,245       120.70000  01/07/98        (4,948)
Japanese Yen............................        84,327       118.82300  02/04/98          (168)
                                          --------------                          --------------
  Total Contracts to Sell (Receivable
   amount $2,316,426)...................     2,367,216                                 (50,790)
                                          --------------                          --------------
THE VALUE OF CONTRACTS TO SELL AS A
 PERCENTAGE OF NET ASSETS IS 2.40%.
  Total Open Forward Foreign Currency
   Contracts............................                                           $   (50,790)
                                                                                  --------------
                                                                                  --------------

----------------
See Note 1 to the financial statements.

    The accompanying notes are an integral part of the financial statements.

                                      F13

                GT GLOBAL NATURAL RESOURCES FUND - CONSOLIDATED

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Energy Equipment & Services (53.2%)
  Schlumberger Ltd. .........................................   US             60,800   $  5,320,000         3.1
  Cliffs Drilling Co.-/- ....................................   US             73,100      5,313,456         3.1
  EVI, Inc.-/- ..............................................   US             81,000      5,199,188         3.0
  Varco International, Inc.-/- ..............................   US             85,000      5,179,688         3.0
  Cooper Cameron Corp.-/- ...................................   US             71,500      5,165,875         3.0
  Precision Drilling Corp.-/- ...............................   CAN           162,300      4,980,581         2.9
  Nabors Industries, Inc.-/- ................................   US            120,200      4,943,225         2.9
  Patterson Energy, Inc.-/- .................................   US             86,800      4,860,800         2.8
  UTI Energy Corp.-/- .......................................   US            107,700      4,806,113         2.8
  Key Energy Group, Inc.-/- .................................   US            147,600      4,630,950         2.7
  Pool Energy Services Co.-/- ...............................   US            133,600      4,534,050         2.6
  Diamond Offshore Drilling, Inc. ...........................   US             72,000      4,482,000         2.6
  Helmerich & Payne, Inc. ...................................   US             51,300      4,139,269         2.4
  BJ Services Co.-/- ........................................   US             43,600      3,695,100         2.2
  Santa Fe International Corp.-/- ...........................   US             71,700      3,526,744         2.1
  Falcon Drilling Co., Inc.-/- ..............................   US             96,900      3,524,738         2.1
  Smith International, Inc.-/- ..............................   US             41,900      3,194,875         1.9
  Bonus Resource Services Corp.-/- ..........................   CAN           482,284      2,361,453         1.4
  Veritas DGC, Inc.-/- ......................................   US             56,400      2,308,875         1.3
  Noble Drilling Corp.-/- ...................................   US             64,300      2,286,669         1.3
  Fred Olsen Energy ASA-/- ..................................   NOR            74,500      2,053,003         1.2
  Computalog Ltd.-/- ........................................   CAN            58,800      1,189,185         0.7
  Rowan Cos., Inc.-/- .......................................   US             30,000      1,166,250         0.7
  Enerflex Systems Ltd. .....................................   CAN            38,000      1,078,626         0.6
  Hanover Compressor Co.-/- .................................   US             42,100        910,413         0.5
  Dril-Quip, Inc.-/- ........................................   US             22,700        814,363         0.5
                                                                                        ------------
                                                                                          91,665,489
                                                                                        ------------
Metals - Steel (13.5%)
  IPSCO, Inc. ...............................................   CAN           111,700      4,835,155         2.8
  Tubos de Acero de Mexico S.A. - ADR{\/} -/- ...............   MEX           227,800      4,598,713         2.7
  Prudential Steel Ltd. .....................................   CAN           102,200      4,278,882         2.5
  NS Group, Inc.-/- .........................................   US            130,300      3,485,525         2.0
  Oregon Steel Mills, Inc. ..................................   US            146,800      3,091,975         1.8
  Maverick Tube Corp.-/- ....................................   US             81,600      2,876,400         1.7
                                                                                        ------------
                                                                                          23,166,650
                                                                                        ------------
Construction (10.8%)
  National-Oilwell, Inc.-/- .................................   US             71,501      5,474,292         3.2
  Global Industries Ltd.-/- .................................   US            248,800      5,007,100         2.9
  Cal Dive International, Inc.-/- ...........................   US             80,000      2,500,000         1.5
  Halter Marine Group, Inc.-/- ..............................   US             43,600      2,280,825         1.3
  Coflexip - ADR{\/} ........................................   FR             34,300      1,886,500         1.1
  Bouygues Offshore S.A. - ADR{\/} ..........................   FR             31,900        773,575         0.5
  TransCoastal Marine Services, Inc.-/- .....................   US             19,200        477,600         0.3

    The accompanying notes are an integral part of the financial statements.

                                      F14

                GT GLOBAL NATURAL RESOURCES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Construction (Continued)
  UNIFAB International, Inc.-/- .............................   US              4,200   $    134,400         0.1
                                                                                        ------------
                                                                                          18,534,292
                                                                                        ------------
Oil (10.0%)
  Giant Industries, Inc. ....................................   US            201,100      3,607,231         2.1
  Orogen Minerals Ltd. - 144A ADR{.} {\/} ...................   AUSL          111,200      3,030,200         1.8
  Canadian Fracmaster Ltd.-/- ...............................   CAN           261,500      2,597,928         1.5
  Ranger Oil Ltd. ...........................................   CAN           280,900      2,431,862         1.4
  Black Sea Energy Ltd.-/- ..................................   CAN         1,139,600      2,345,189         1.4
  ERG SpA-/- ................................................   ITLY          373,000      1,535,837         0.9
  Petroleo Brasileiro S.A. (Petrobras) Preferred ............   BRZL        7,900,000      1,469,067         0.9
                                                                                        ------------
                                                                                          17,017,314
                                                                                        ------------
Chemicals (2.5%)
  Ciba Specialty Chemicals AG-/- ............................   SWTZ           43,360      4,258,571         2.5
                                                                                        ------------
Paper/Packaging (2.4%)
  Fort James Corp. ..........................................   US             66,962      2,657,554         1.6
  Jefferson Smurfit Corp.-/- ................................   US            100,400      1,506,000         0.9
                                                                                        ------------
                                                                                           4,163,554
                                                                                        ------------
Gas Production & Distribution (2.4%)
  Comstock Resources, Inc.-/- ...............................   US            232,400      3,892,700         2.3
  Berkley Petroleum Corp.-/- ................................   CAN            20,400        233,792         0.1
                                                                                        ------------
                                                                                           4,126,492
                                                                                        ------------
Industrial Components (2.2%)
  Encore Wire Corp.-/- ......................................   US            132,950      3,755,838         2.2
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                                      F15

                GT GLOBAL NATURAL RESOURCES FUND - CONSOLIDATED

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Consumer Services (2.0%)
  American Disposal Services, Inc.-/- .......................   US             95,500   $  3,366,375         2.0
                                                                                        ------------
Forest Products (0.7%)
  The TimberWest Timber Trust Special Warrants(.) (::) ......   CAN           422,700      1,124,840         0.7
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $136,805,346) ................                            171,179,415       100.1
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $136,805,346)  * ....................                            171,179,415       100.1
Other Assets and Liabilities ................................                               (148,216)       (0.1)
                                                                                        ------------       -----

NET ASSETS ..................................................                           $171,031,199       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
       (::) Valued in good faith at fair value using procedures approved by the Board of Directors (see Note 1 of Notes to Financial Statements).
        (.) Restricted securities: At October 31, 1997 the Fund owned the following restricted security constituting 0.7% of net assets which may not be publicly sold without registration under the Securities Act of 1933 (Note 1). Additional information on the security is as follows:

                                                                                                       VALUE
                                                                                                        PER
                                                                                                       SHARE
                                                                                                       (NOTE
             DESCRIPTION                                      ACQUISITION DATE   SHARES     COST         1)
             -----------------------------------------------  -----------------  ------  -----------   ------
             The TimberWest Timber Trust Special Warrants...       8/7/97        422,700 $ 1,142,844   $2.66

          * For Federal income tax purposes, cost is $137,392,339 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $  37,982,563
                 Unrealized depreciation:            (4,195,487)
                                                  -------------
                 Net unrealized appreciation:     $  33,787,076
                                                  -------------
                                                  -------------

    Abbreviation:
    ADR--American Depository Receipt

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Fund's Portfolio of Investments at October 31, 1997, was concentrated in the following countries:

                                         PERCENTAGE OF NET ASSETS
                                                    {D}
                                        ---------------------------
                                                 SHORT-TERM
COUNTRY (COUNTRY CODE/CURRENCY CODE)    EQUITY    & OTHER     TOTAL
--------------------------------------  ------   ----------   -----
Australia (AUSL/AUD) .................    1.8                   1.8
Brazil (BRZL/BRL) ....................    0.9                   0.9
Canada (CAN/CAD) .....................   16.0                  16.0
France (FR/FRF) ......................    1.6                   1.6
Italy (ITLY/ITL) .....................    0.9                   0.9
Mexico (MEX/MXN) .....................    2.7                   2.7
Norway (NOR/NOK) .....................    1.2                   1.2
Switzerland (SWTZ/CHF) ...............    2.5                   2.5
United States (US/USD) ...............   72.5       (0.1)      72.4
                                        ------     -----      -----
Total  ...............................  100.1       (0.1)     100.0
                                        ------     -----      -----
                                        ------     -----      -----

--------------

{d}  Percentages indicated are based on net assets of $171,031,199.

    The accompanying notes are an integral part of the financial statements.

                                      F16

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $124,047,571) (Note 1)............................ $132,596,014
  Repurchase agreement, at value and cost.....................................................    5,697,881
  U.S. currency....................................................................  $     303
  Foreign currencies (cost $249,434)...............................................    247,103      247,406
                                                                                     ---------
  Receivable for securities sold..............................................................   25,634,646
  Miscellaneous receivable....................................................................       91,501
  Dividends and dividend withholding tax reclaims receivable..................................       29,063
                                                                                                -----------
    Total assets..............................................................................  164,296,511
                                                                                                -----------
Liabilities:
  Payable for securities purchased............................................................    1,563,285
  Payable for investment management and administration fees (Note 2)..........................      103,539
  Payable for Trustees' fees and expenses (Note 2)............................................        3,673
  Payable for professional fees...............................................................        3,203
  Payable for printing and postage expenses...................................................        3,200
  Payable for custodian fees (Note 1).........................................................          769
  Other accrued expenses......................................................................        2,808
                                                                                                -----------
    Total liabilities.........................................................................    1,680,477
                                                                                                -----------
Net assets.................................................................................... $162,616,034
                                                                                                -----------
                                                                                                -----------
Net assets consist of:
  Paid in capital (Note 4).................................................................... $127,944,990
  Accumulated net investment income...........................................................    1,081,377
  Accumulated net realized gain on investments and foreign currency transactions..............   25,036,165
  Net unrealized appreciation on translation of assets and liabilities in foreign
   currencies.................................................................................        5,059
  Net unrealized appreciation of investments..................................................    8,548,443
                                                                                                -----------
Total -- representing net assets applicable to shares of beneficial interest outstanding...... $162,616,034
                                                                                                -----------
                                                                                                -----------

    The accompanying notes are an integral part of the financial statements.

                                      F17

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1997

--------------------------------------------------------------------------------

Investment income:
  Dividend income (net of foreign withholding tax of $116,237)...............................  $1,313,121
  Interest income............................................................................     547,671
                                                                                               ----------
    Total investment income..................................................................   1,860,792
                                                                                               ----------
Expenses:
  Investment management and administration fees (Note 2).....................................   1,207,854
  Custodian fees (Note 1)....................................................................      37,548
  Legal fees.................................................................................       2,555
  Other expenses (Note 1)....................................................................      10,567
                                                                                               ----------
    Total expenses before reductions.........................................................   1,258,524
                                                                                               ----------
    Expense reductions (Notes 1 & 5).........................................................    (244,767)
                                                                                               ----------
  Total net expenses.........................................................................   1,013,757
                                                                                               ----------
Net investment income........................................................................     847,035
                                                                                               ----------
Net realized and unrealized gain on investments and foreign currencies: (Note 1)
  Net realized gain on investments............................................... $16,725,116
  Net realized loss on foreign currency transactions.............................    (557,667)
                                                                                   ----------
    Net realized gain during the year........................................................  16,167,449
                                                                                               ----------
  Net change in unrealized appreciation on translation of assets and liabilities
   in foreign currencies.........................................................       5,172
  Net change in unrealized appreciation of investments...........................    (714,518)
                                                                                   ----------
    Net unrealized depreciation during the year..............................................    (709,346)
                                                                                               ----------
Net realized and unrealized gain on investments and foreign currencies.......................  15,458,103
                                                                                               ----------
Net increase in net assets resulting from operations......................................... $16,305,138
                                                                                               ----------
                                                                                               ----------

    The accompanying notes are an integral part of the financial statements.

                                      F18

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                                          YEAR ENDED     YEAR ENDED
                                                                                          OCTOBER 31,    OCTOBER 31,
                                                                                             1997           1996
                                                                                         -------------  -------------
Increase (decrease) in net assets
Operations:
  Net investment income................................................................   $   847,035    $   227,636
  Net realized gain on investments and foreign currency transactions...................    16,167,449      8,472,742
  Net change in unrealized appreciation (depreciation) on translation of assets and
   liabilities in foreign currencies...................................................         5,172         (7,034)
  Net change in unrealized appreciation (depreciation) of investments..................      (714,518)     8,880,649
                                                                                         -------------  -------------
    Net increase in net assets resulting from operations...............................    16,305,138     17,573,993
                                                                                         -------------  -------------
Beneficial interest transactions:
  Contributions........................................................................    53,941,866    176,533,504
  Withdrawals..........................................................................   (77,923,852)   (30,316,869)
                                                                                         -------------  -------------
    Net increase (decrease) from beneficial interest transactions......................   (23,981,986)   146,216,635
                                                                                         -------------  -------------
Total increase (decrease) in net assets................................................    (7,676,848)   163,790,628
Net assets:
  Beginning of year....................................................................   170,292,882      6,502,254
                                                                                         -------------  -------------
  End of year..........................................................................  $162,616,034   $170,292,882
                                                                                         -------------  -------------
                                                                                         -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F19

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                  YEAR ENDED OCTOBER      DECEMBER 30, 1994
                                                                         31,              (COMMENCEMENT OF
                                                                 --------------------        OPERATIONS)
                                                                   1997       1996       TO OCTOBER 31, 1995
                                                                 ---------  ---------  -----------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)...........................  $ 162,616  $ 170,293         $   6,502
Ratio of net investment income to average net assets...........        .51%      0.39%             0.30%(a)
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 & 4)........................       0.61%      0.72%             2.37%(a)
  Without expense reductions...................................       0.76%      0.83%             2.44%(a)
Portfolio turnover rate........................................        392%       169%              240%(a)

--------------
 (a) Annualized.

    The accompanying notes are an integral part of the financial statements.

                                      F20

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $69,090,966) (Note 1)................................... $76,932,464
  Repurchase agreement, at value and cost...........................................................   2,708,419
  Foreign currencies (cost $290,416)................................................................     290,889
  Receivable for securities sold....................................................................   1,515,031
  Receivable for open forward foreign currency contracts, net (Note 1)..............................      59,877
  Dividends and dividend withholding tax reclaims receivable........................................      50,112
  Miscellaneous receivable..........................................................................       4,131
                                                                                                      ----------
    Total assets....................................................................................  81,560,923
                                                                                                      ----------
Liabilities:
  Payable for securities purchased..................................................................   1,154,504
  Payable for investment management and administration fees (Note 2)................................     132,441
  Payable for custodian fees (Note 1)...............................................................      10,403
  Payable for printing and postage expenses.........................................................       4,007
  Payable for professional fees.....................................................................       3,788
  Payable for Trustees' fees and expenses (Note 2)..................................................       2,099
  Other accrued expenses............................................................................       6,882
                                                                                                      ----------
    Total liabilities...............................................................................   1,314,124
                                                                                                      ----------
Net assets.......................................................................................... $80,246,799
                                                                                                      ----------
                                                                                                      ----------
Net assets consist of:
  Paid in capital (Note 4).......................................................................... $67,146,111
  Accumulated net investment income.................................................................   1,271,521
  Accumulated net realized gain on investments and foreign currency transactions....................   3,921,764
  Net unrealized appreciation on translation of assets and liabilities in foreign currencies........      65,905
  Net unrealized appreciation of investments........................................................   7,841,498
                                                                                                      ----------
Total -- representing net assets applicable to shares of beneficial interest outstanding............ $80,246,799
                                                                                                      ----------
                                                                                                      ----------

    The accompanying notes are an integral part of the financial statements.

                                      F21

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1997

--------------------------------------------------------------------------------

Investment income:
  Dividend income (net of foreign withholding tax of
   $77,681)...................................................  $  984,532
  Interest income.............................................     222,469
                                                                ----------
    Total investment income...................................   1,207,001
                                                                ----------
Expenses:
  Investment management and administration fees (Note 2)......     346,965
  Custodian fees (Note 1).....................................      43,877
  Trustees' fees and expenses (Note 2)........................       5,110
  Legal fees..................................................       2,555
  Other expenses (Note 1).....................................       1,052
                                                                ----------
    Total expenses before reductions..........................     399,559
                                                                ----------
    Expense reductions (Notes 1 & 5)..........................     (31,702)
                                                                ----------
  Total net expenses..........................................     367,857
                                                                ----------
Net investment income.........................................     839,144
                                                                ----------
Net realized and unrealized gain on investments
  and foreign currencies: (Note 1)
  Net realized gain on investments................  $2,648,364
  Net realized loss on foreign currency
   transactions...................................     (19,802)
                                                    ----------
    Net realized gain during the year.........................   2,628,562
                                                                ----------
  Net change in unrealized appreciation on
   translation of assets and liabilities in
   foreign currencies.............................      58,275
  Net change in unrealized appreciation of
   investments....................................   6,449,986
                                                    ----------
    Net unrealized appreciation during the period.............   6,508,261
                                                                ----------
Net realized and unrealized gain on investments and foreign
 currencies...................................................   9,136,823
                                                                ----------
Net increase in net assets resulting from operations..........  $9,975,967
                                                                ----------
                                                                ----------

    The accompanying notes are an integral part of the financial statements.

                                      F22

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                                          YEAR ENDED     YEAR ENDED
                                                                                          OCTOBER 31,    OCTOBER 31,
                                                                                             1997           1996
                                                                                         -------------  -------------
Increase in net assets
Operations:
  Net investment income................................................................   $   839,144    $   262,238
  Net realized gain on investments and foreign currency transactions...................     2,628,562      1,764,380
  Net change in unrealized appreciation (depreciation) on translation of assets and
   liabilities in foreign currencies...................................................        58,275         (6,532)
  Net change in unrealized appreciation of investments.................................     6,449,986        615,083
                                                                                         -------------  -------------
    Net increase in net assets resulting from operations...............................     9,975,967      2,635,349
                                                                                         -------------  -------------
Beneficial interest transactions:
  Contributions........................................................................    87,995,110     14,419,684
  Withdrawals..........................................................................   (34,197,555)   (10,375,100)
                                                                                         -------------  -------------
    Net increase from beneficial interest transactions.................................    53,797,555      4,044,584
                                                                                         -------------  -------------
Total increase in net assets...........................................................    63,773,522      6,679,933
Net assets:
  Beginning of year....................................................................    16,473,277      9,793,344
                                                                                         -------------  -------------
  End of year..........................................................................   $80,246,799    $16,473,277
                                                                                         -------------  -------------
                                                                                         -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F23

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                                                 MAY 31, 1994
                                                               YEAR ENDED OCTOBER 31,          (COMMENCEMENT OF
                                                           -------------------------------        OPERATIONS)
                                                             1997       1996       1995       TO OCTOBER 31, 1994
                                                           ---------  ---------  ---------  -----------------------
Ratios and supplemental data:
Net assets, end of period (in 000's).....................  $  80,247  $  16,473  $   9,793         $   5,176
Ratio of net investment income to average net assets.....       1.76%      1.90%      2.60%             1.19%
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 & 4)..................       0.77%      0.86%      1.43%             4.43%(a)
  Without expense reductions.............................       0.84%      0.94%      1.46%              N/A
Portfolio turnover rate..................................         91%       103%       170%               53%

--------------
 (a) Annualized.
 N/A Not applicable.

    The accompanying notes are an integral part of the financial statements.

                                      F24

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities at value (cost $76,186,714) (Note 1)............................... $94,961,508
  Repurchase agreement, at value and cost......................................................   2,156,334
  U.S. currency.....................................................................  $     128
  Foreign currencies (cost $252,788)................................................    257,815     257,943
                                                                                      ---------
  Receivable for securities sold...............................................................   1,309,852
  Dividends receivable.........................................................................      25,624
  Receivable for forward foreign currency contracts -- closed (Note 1).........................       5,096
                                                                                                 ----------
    Total assets...............................................................................  98,716,357
                                                                                                 ----------
Liabilities:
  Payable for investment management and administration fees (Note 2)...........................      66,948
  Payable for open forward foreign currency contracts, net (Note 1)............................      50,790
  Payable for professional fees................................................................       9,080
  Payable for printing and postage expenses....................................................       4,250
  Payable for Trustees' fees and expenses (Note 2).............................................       3,243
  Payable for custodian fees (Note 1)..........................................................       1,332
  Other accrued expenses.......................................................................       5,503
                                                                                                 ----------
    Total liabilities..........................................................................     141,146
                                                                                                 ----------
Net assets..................................................................................... $98,575,211
                                                                                                 ----------
                                                                                                 ----------
Net assets consist of:
  Paid in capital (Note 4)..................................................................... $70,370,988
  Accumulated net investment income............................................................   3,494,964
  Accumulated net realized gain on investments and foreign currency transactions...............   5,979,166
  Net unrealized depreciation on translation of assets and liabilities in foreign currencies...     (44,701)
  Net unrealized appreciation of investments...................................................  18,774,794
                                                                                                 ----------
Total -- representing net assets applicable to shares of beneficial interest outstanding....... $98,575,211
                                                                                                 ----------
                                                                                                 ----------

    The accompanying notes are an integral part of the financial statements.

                                      F25

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1997

--------------------------------------------------------------------------------

Investment income:
  Dividend income (net of foreign withholding tax of $134,900)...............................  $1,596,063
  Interest income............................................................................     438,660
                                                                                               ----------
    Total investment income..................................................................   2,034,723
                                                                                               ----------
Expenses:
  Investment management and administration fees (Note 2).....................................     772,727
  Custodian fees (Note 1)....................................................................      32,117
  Trustees' fees and expenses (Note 2).......................................................       5,110
  Legal fees.................................................................................       2,555
  Audit fees.................................................................................       2,355
  Other expenses (Note 1)....................................................................       6,027
                                                                                               ----------
    Total expenses before reductions.........................................................     820,891
                                                                                               ----------
    Expense reductions (Notes 1 & 5).........................................................     (84,870)
                                                                                               ----------
  Total net expenses.........................................................................     736,021
                                                                                               ----------
Net investment income........................................................................   1,298,702
                                                                                               ----------
Net realized and unrealized gain on investments and foreign currencies: (Note 1)
  Net realized gain on investments................................................  $ 380,153
  Net realized gain on foreign currency transactions..............................    398,459
                                                                                    ---------
    Net realized gain during the year........................................................     778,612
                                                                                               ----------
  Net change in unrealized depreciation on translation of assets and liabilities
   in foreign currencies..........................................................   (116,926)
  Net change in unrealized appreciation of investments............................  8,647,635
                                                                                    ---------
    Net unrealized appreciation during the year..............................................   8,530,709
                                                                                               ----------
Net realized and unrealized gain on investments and foreign currencies.......................   9,309,321
                                                                                               ----------
Net increase in net assets resulting from operations......................................... $10,608,023
                                                                                               ----------
                                                                                               ----------

    The accompanying notes are an integral part of the financial statements.

                                      F26

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                                   YEAR ENDED     YEAR ENDED
                                                                                   OCTOBER 31,    OCTOBER 31,
                                                                                      1997           1996
                                                                                  -------------  -------------
Increase in net assets
Operations:
  Net investment income.........................................................   $ 1,298,702    $ 1,059,468
  Net realized gain on investments and foreign currency transactions............       778,612      5,308,138
  Net change in unrealized depreciation on translation of assets and liabilities
   in foreign currencies........................................................      (116,926)       (86,155)
  Net change in unrealized appreciation of investments..........................     8,647,635      9,582,726
                                                                                  -------------  -------------
    Net increase in net assets resulting from operations........................    10,608,023     15,864,177
                                                                                  -------------  -------------
Beneficial interest transactions:
  Contributions:................................................................    21,536,627     23,459,855
  Withdrawals...................................................................   (25,593,997)   (33,309,402)
                                                                                  -------------  -------------
    Net decrease from beneficial interest transactions..........................    (4,057,370)    (9,849,547)
                                                                                  -------------  -------------
Total increase in net assets....................................................     6,550,653      6,014,630
Net assets:
  Beginning of year.............................................................    92,024,558     86,009,928
                                                                                  -------------  -------------
  End of year...................................................................   $98,575,211    $92,024,558
                                                                                  -------------  -------------
                                                                                  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F27

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                                                MAY 31, 1994
                                                              YEAR ENDED OCTOBER 31,          (COMMENCEMENT OF
                                                          -------------------------------        OPERATIONS)
                                                            1997       1996       1995       TO OCTOBER 31, 1994
                                                          ---------  ---------  ---------  -----------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....................  $  98,575  $  92,025  $  86,010         $  51,107
Ratio of net investment income to average net assets....       1.22%      1.21%      1.22%             1.44%(a)
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 & 4).................       0.69%      0.74%      0.83%             1.17%(a)
  Without expense reductions............................       0.77%      0.85%      0.88%              N/A
Portfolio turnover rate.................................         41%        41%        45%               18%

--------------
 (a) Annualized.
 N/A Not applicable.

    The accompanying notes are an integral part of the financial statements.

                                      F28

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $136,805,346) (Note 1).......................... $171,179,415
  U.S. currency..................................................................  $     705
  Foreign currencies (cost $2,016,446)...........................................  2,016,446    2,017,151
                                                                                   ---------
  Receivable for securities sold............................................................    6,715,639
  Miscellaneous receivable..................................................................       33,584
  Dividends receivable......................................................................       15,438
                                                                                              -----------
    Total assets............................................................................  179,961,227
                                                                                              -----------
Liabilities:
  Borrowings................................................................................    4,670,000
  Payable for securities purchased..........................................................    4,125,569
  Payable for investment management and administration fees (Note 2)........................      109,233
  Payable for custodian fees (Note 1).......................................................        8,200
  Payable for printing and postage expenses.................................................        4,713
  Payable for professional fees.............................................................        2,743
  Payable for Trustees' fees and expenses (Note 2)..........................................        2,091
  Other accrued expenses....................................................................        7,479
                                                                                              -----------
    Total liabilities.......................................................................    8,930,028
                                                                                              -----------
Net assets.................................................................................. $171,031,199
                                                                                              -----------
                                                                                              -----------
Net assets consist of:
  Paid in capital (Note 4).................................................................. $123,909,248
  Accumulated net investment income.........................................................      521,189
  Accumulated net realized gain on investments and foreign currency transactions............   12,335,597
  Net unrealized depreciation on translation of assets and liabilities in foreign
   currencies...............................................................................     (108,904)
  Net unrealized appreciation of investments................................................   34,374,069
                                                                                              -----------
Total -- representing net assets applicable to shares of beneficial interest outstanding.... $171,031,199
                                                                                              -----------
                                                                                              -----------

    The accompanying notes are an integral part of the financial statements.

                                      F29

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1997

--------------------------------------------------------------------------------

Investment income:
  Dividend income (net of foreign withholding tax of $37,547)................................  $  449,578
  Interest income............................................................................     389,867
                                                                                               ----------
    Total investment income..................................................................     839,445
                                                                                               ----------
Expenses:
  Investment management and administration fees (Note 2).....................................     979,215
  Custodian fees (Note 1)....................................................................      46,437
  Trustees' fees and expenses................................................................       5,149
  Legal fees.................................................................................       2,321
  Other expenses (Note 1)....................................................................      72,286
                                                                                               ----------
    Total expenses before reductions.........................................................   1,105,408
                                                                                               ----------
    Expense reductions (Notes 1 & 5).........................................................    (138,074)
                                                                                               ----------
  Total net expenses.........................................................................     967,334
                                                                                               ----------
Net investment loss..........................................................................    (127,889)
                                                                                               ----------
Net realized and unrealized gain on investments and foreign currencies: (Note 1)
  Net realized gain on investments...............................................  $7,635,020
  Net realized loss on foreign currency transactions.............................     (94,442)
                                                                                   ----------
    Net realized gain during the year........................................................   7,540,578
                                                                                               ----------
  Net change in unrealized depreciation on translation of assets and liabilities
   in foreign currencies.........................................................    (125,779)
  Net change in unrealized appreciation of investments...........................  18,607,939
                                                                                   ----------
    Net unrealized appreciation during the year..............................................  18,482,160
                                                                                               ----------
Net realized and unrealized gain on investments and foreign currencies.......................  26,022,738
                                                                                               ----------
Net increase in net assets resulting from operations......................................... $25,894,849
                                                                                               ----------
                                                                                               ----------

    The accompanying notes are an integral part of the financial statements.

                                      F30

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                           YEAR ENDED     YEAR ENDED
                                           OCTOBER 31,    OCTOBER 31,
                                              1997           1996
                                          -------------  -------------
Increase in net assets
Operations:
  Net investment loss...................   $  (127,889)   $   (43,864)
  Net realized gain on investments and
   foreign currency transactions........     7,540,578      7,316,705
  Net change in unrealized appreciation
   (depreciation) on translation of
   assets and liabilities in foreign
   currencies...........................      (125,779)        65,378
  Net change in unrealized appreciation
   of investments.......................    18,607,939     14,910,009
                                          -------------  -------------
    Net increase in net assets resulting
     from operations....................    25,894,849     22,248,228
                                          -------------  -------------
Beneficial interest transactions:
  Contributions.........................   196,198,112    134,700,675
  Withdrawals...........................  (163,110,420)   (71,660,229)
                                          -------------  -------------
    Net increase from beneficial
     interest transactions..............    33,087,692     63,040,446
                                          -------------  -------------
Total increase in net assets............    58,982,541     85,288,674
Net assets:
  Beginning of year.....................   112,048,658     26,759,984
                                          -------------  -------------
  End of year...........................  $171,031,199   $112,048,658
                                          -------------  -------------
                                          -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F31

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                                              MAY 31, 1994
                                                            YEAR ENDED OCTOBER 31,          (COMMENCEMENT OF
                                                        -------------------------------        OPERATIONS)
                                                          1997       1996       1995       TO OCTOBER 31, 1994
                                                        ---------  ---------  ---------  -----------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)..................  $171,031   $112,049   $26,760         $26,950
Ratio of net investment income to average net
  assets..............................................     (0.09)%    (0.07)%    1.88%           3.47%(a)
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 & 4)...............      0.72%      0.73%     0.93%           2.15%(a)
  Without expense reductions..........................      0.82%      0.83%     0.96%            N/A
Portfolio turnover rate...............................       321%        94%       87%            137%

--------------
 (a) Annualized.
 N/A Not applicable.

    The accompanying notes are an integral part of the financial statements.

                                      F32

                          GLOBAL INVESTMENT PORTFOLIOS

                                    NOTES TO
                              FINANCIAL STATEMENTS
                                October 31, 1997

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Each of the Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, and Global Natural Resources Portfolio ("Portfolios") is organized as a New York Trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified, open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Portfolios in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles, and therefore the financial statements may include certain estimates made by management.

(A) PORTFOLIO VALUATION
The Portfolios calculate the net asset value of and complete orders to purchase or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by Chancellor LGT Asset Management, Inc. (the "Manager") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Portfolios' Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Portfolios' Board of Trustees.

(B) FOREIGN CURRENCY TRANSLATION
The accounting records of the Portfolios are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolios after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.


                                      F33

A Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by a Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D) FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contracts") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities." A Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. A Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) OPTION ACCOUNTING PRINCIPLES
When a Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current

                                      F34

                          GLOBAL INVESTMENT PORTFOLIOS

market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio holds the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid, high-grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by a Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract a Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. A Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. A Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

                                      F35

(H) PORTFOLIO SECURITIES LOANED
For international securities, cash collateral is received by a Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by a Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. At October 31, 1997, stocks with an aggregate value listed below were on loan to brokers. The loans were secured by cash collateral received by the Portfolios:

                                                                               YEAR ENDED
                                                  OCTOBER 31, 1997            OCTOBER 31,
                                          --------------------------------        1997
                                          AGGREGATE VALUE        CASH        --------------
PORTFOLIO                                     ON LOAN         COLLATERAL     FEES RECEIVED
----------------------------------------  ---------------   --------------   --------------
Global Consumer Products and Services
 Portfolio..............................   $  4,385,800      $  4,476,600       $121,197
Global Financial Services Portfolio.....      1,715,052         1,813,650         18,080
Global Infrastructure Portfolio.........      3,149,538         3,301,300         84,150
Global Natural Resources Portfolio......     12,448,138        12,910,000         66,945

Fees received from securities loaned were used to reduce the Portfolios' custodian fees.










                                       F36

                          GLOBAL INVESTMENT PORTFOLIOS

(I) TAXES
It is the policy of the Portfolio to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held.

(J) FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent with investments of domestic origin. A Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, each Portfolio may focus its investments in certain related consumer products and services, financial services, infrastructure, and natural resources industries, subjecting the Portfolio to greater risk than a fund that is more diversified.

(K) INDEXED SECURITIES
A Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(L) RESTRICTED SECURITIES
A Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

2. RELATED PARTIES
Chancellor LGT Asset Management Inc. is the Portfolios' investment manager and administrator. On October 31, 1997, Chancellor Capital Management, Inc. merged with LGT Asset Management, Inc., and the surviving entity was renamed Chancellor LGT Asset Management, Inc. Each of the Portfolios pays investment management and administration fees to the Manager at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolios pay each of its Trustees who is not an employee, officer or director of the Manager, G.T. Global Financial Services, Inc. or G.T. Global Investor Services, Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At October 31, 1997, all of the shares of beneficial interest of each Portfolio were owned either by its Fund (GT Global Consumer Products and Services Fund, GT Global Financial Services Fund, GT Global Infrastructure Fund, and GT Global Natural Resources Fund) or the Manager.

                                      F37

3. PURCHASES AND SALES OF SECURITIES
The following summarizes purchases and sales of investment securities, other than short-term investments, by each Portfolio for the year ended October 31, 1997:

                       PURCHASES AND SALES OF SECURITIES

PORTFOLIO                                            PURCHASES       SALES
--------------------------------------------------  ------------  ------------
Global Consumer Products and Services Portfolio...  $612,647,861  $664,389,208
Global Financial Services Portfolio...............    92,386,002    40,245,074
Global Infrastructure Portfolio...................    39,949,012    39,409,094
Global Natural Resources Portfolio................   443,019,604   403,198,520

4. EXPENSE REDUCTIONS
The Manager has directed certain portfolio trades to brokers who paid a portion of a Portfolio's expenses. For the year ended October 31, 1997, the Portfolios' expenses were reduced by the following amounts under these arrangements:

                                                             EXPENSE
PORTFOLIO                                                   REDUCTION
---------------------------------------------------------------------
Global Consumer Products and Services Portfolio.............$ 123,570
Global Financial Services Portfolio.........................   13,622
Global Infrastructure Portfolio.............................      720
Global Natural Resources Portfolio..........................   71,129






                                      F38

                          GLOBAL INVESTMENT PORTFOLIOS

5. HOLDINGS OF 5% VOTING SECURITIES OF PORTFOLIO COMPANIES
Investments of 5% or more of an issuer's outstanding voting securities by a Fund or Portfolio are defined in the Investment Company Act of 1940 as an affiliated company. Investments in affiliated companies by Global Consumer Products Portfolio at October 31, 1997 amounted to $1,943,798 at value.

Transactions during the period with companies that are or were affiliates are as follows:

GLOBAL CONSUMER PRODUCTS PORTFOLIO

                                                                          SALES        NET REALIZED      DIVIDEND
                                                    PURCHASES COST      PROCEEDS        GAIN (LOSS)       INCOME
                                                    ---------------  ---------------  ---------------  ------------
O & Y Properties Inc. Sp Wts......................  $     1,996,065  $            --  $            --  $         --





















                                      F39

                           GLOBAL INVESTMENT PORTFOLIO

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

      (a)   Financial Statements

            The following audited financial statements and Reports of Coopers & Lybrand L.L.P., independent auditors are included in Part B: Audited financial statements of Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Resources Portfolio and Global Consumer Products and Services Portfolio for the fiscal year ended October 31, 1997.

      (b)   Exhibits

            1. Agreement and Declaration of Trust of the Registrant Filed herewith.

            2. By-Laws of the Registrant - Filed herewith.

            5. (a)      Form  of  Investment   Management  and  Administration
                  Contract between the Registrant and A I M Advisors, Inc. - Filed herewith.

                 (b)    Form     of      Investment      Sub-Advisory      and
                  Sub-Administration Contract between A I M Advisors, Inc. and INVESCO (NY), Inc. - Filed herewith.

            8. (a)      Custodian  Agreement  between the Registrant and State
                  Street Bank and Trust Company. (1)

                 (b) Letter Agreement  between  Registrant and State Street Bank and Trust Company - Filed herewith.

            11.   Consent   of   Coopers   &   Lybrand   L.L.P.,   Independent
                  Accountants - Filed herewith.

            13.   Investment  representation  letters  of  initial  investors.
                  (2)

            27.   Financial Data Schedules.  (3)

(1) Incorporated by reference to the identically enumerated Exhibit of Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A, as filed on February 28, 1997.

(2) Incorporated by reference to the identically enumerated Exhibit of Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A, as filed on February 28, 1996.
(3) Incorporated by reference to the identically enumerated Exhibit of Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A, as filed on February 26, 1998.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

      Not applicable.


ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.
-----------------------------------------

                  (1)                           (2)
            Title of Class                Number of Record Holders
            Series of Beneficial          (as of June 1, 1998)
            Interests

            Global Financial Services            2
            Portfolio

            Global Infrastructure                2
            Portfolio


            Global Resources                     2
            Portfolio

            Global Consumer Products and         2
            Services Portfolio


ITEM 27.  INDEMNIFICATION.
-------------------------

      The  Registrant's  Agreement and  Declaration  of Trust dated May 7, 1998, provides, among other things, (1) that a Trustee shall not be liable for any act, omission or obligation of the Registrant or any Trustee (except for liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Trustees' duties); (2) that the Trustees and officers shall be indemnified by the Registrant to the fullest extent permitted by the Delaware Business Trust Act and other applicable law; and (3) that the shareholders and former shareholders of the Registrant shall be held harmless by the Registrant (or applicable portfolio) from personal liability arising from their status as such, and shall be indemnified by the Registrant (or applicable portfolio) against all loss and expense arising from such personal liability in accordance with the Registrant's By-Laws and applicable law.

ITEM  28.  BUSINESS  AND  OTHER   CONNECTIONS  OF  INVESTMENT   ADVISER  AND
SUB-ADVISER.
----------------------------------------------------------------------------

      Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of A I M Advisors, Inc. and INVESCO (NY), Inc. is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A and the sections entitled "Directors and Executive Officers" and "Management" in the Feeder's Part B.

      Information as to the directors and officers of A I M Advisors, Inc. and INVESCO (NY), Inc., Registrant's investment manager and sub-adviser, is included in Schedule A and Schedule D of Part 1 of each entity's Form ADV (File No. 801-12313 and File No. 801-10254, respectively), filed with the Securities and Exchange Commission, which are incorporated herein by reference thereto.


ITEM 29.  PRINCIPAL UNDERWRITERS.
--------------------------------

      Not applicable.


ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.
------------------------------------------

      Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its sub-adviser, INVESCO (NY), Inc., 50 California Street, 27th Floor, San Francisco, California 94111.

      Records covering shareholder accounts and portfolio transactions are also maintained and kept by the Registrant's Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.


ITEM 31.  MANAGEMENT SERVICES.
-----------------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.


ITEM 32.  UNDERTAKINGS.
----------------------

      None.

                                    SIGNATURE


      Pursuant to the requirements of the Investment Company Act of 1940, the Global Investment Portfolio, a New York common law trust, has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, and the State of California, on the 18th day of June, 1998.

                                    GLOBAL INVESTMENT PORTFOLIO


                                    By:  /S/ MICHAEL A. SILVER
                                         ---------------------
                                          Michael A. Silver
                                          Assistant Secretary

                                    SIGNATURE


      Pursuant to the requirements of the Investment Company Act of 1940, the Global Investment Portfolio, a Delaware business trust, has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, and the State of California, on the 18th day of June, 1998.

                                    GLOBAL INVESTMENT PORTFOLIO



                                    By:  /S/ MICHAEL A. SILVER
                                         ---------------------
                                          Michael A. Silver
                                          Assistant Secretary

                                INDEX OF EXHIBITS


   EXHIBIT NO.     DESCRIPTION OF EXHIBIT

      1.           Agreement and Declaration of Trust of the Registrant -
                   Filed herewith.

      2.           By-Laws of the Registrant - Filed herewith.

      5. (a) Form of Investment Management and Administration Contract between the Registrant and A I M Advisors, Inc. - Filed herewith.

         (b) Form of Investment Sub-Advisory and Sub-Administration Contract between A I M Advisors, Inc. and INVESCO (NY), Inc. - Filed herewith.

      8. (a) Custodian Agreement between the Registrant and State Street Bank and Trust Company (1)

         (b) Letter Agreement between Registrant and State Street Bank and Trust Company - Filed herewith.

      11. Consent of Coopers & Lybrand L.L.P., Independent Accountants - Filed herewith.

      13.          Investment representation letters of initial investors. (2)

      27.          Financial Data Schedule.  (3)